UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2022

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BBLS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PETROLIA ENERGY CORPORATION

Item 8.01 Other Events

On March 11, 2022, Petrolia Energy Corporation (“Petrolia” or the “Company”) and Petrolia Canada Corporation (“Petrolia Canada”), an affiliate of Petrolia’s, filed a lawsuit in District Court, Harris County Texas against Jovian Petroleum Corporation, Zel Khan and Quinten Beasley (herein collectively after referred to as the “Defendants”). The case is assigned to Judge Jaclanel McFarland, of the 133rd Judicial District Court of Harris County, Texas under Cause No. 2022-15278.

In their filed petition against the Defendants, Petrolia and Petrolia Canada claim fraud and breach of contract against all the named Defendants and, in addition to those two (2) claims, they also assert breach of fiduciary duty claims against Defendants Zel Khan and Quinten Beasley. Defendant Zel Khan was a former CEO and Director of Petrolia and Defendant Quinten Beasley was a former Senior Vice President and Director of Petrolia Canada.

Petrolia and Petrolia Canada are demanding a jury trial and are seeking monetary relief of more than ONE MILLION US DOLLARS ($1,000,000.00) in their lawsuit filed against the Defendants. In the lawsuit filed by the two (2) companies against the Defendants, referenced above, they seek judgment against the Defendants for (i) actual damages in the amount of lost revenue and economic losses, (ii) punitive damages, (iii) pre-and post-judgment interest, (iv) court costs, (v) attorneys’ fees, and (vi) any other relief to which Petrolia and Petrolia Canada are entitled.

As the case was recently filed, it is in its beginning stages. It is anticipated that the Defendants may dispute the claims asserted against them and the case will take some time to resolve. However, Petrolia and Petrolia Canada intend to vigorously pursue this case to a satisfactory conclusion.

For a more complete description of the claims of Petrolia and Petrolia Canada against the Defendants, reference is hereby made to the Original Petition and related Exhibits filed in the above referenced case which are being submitted with this filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.0*	Plaintiffs Original Petition in Cause No. 2022-15278 in Petrolia Energy Corporation and Petrolia Canada Corporation, Plaintiffs, v. Jovian Petroleum Corporation, Zel Khan, and Quinten Beasley, Defendants.

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen
Chief Executive Officer

Date: March 18, 2022